UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2014

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company held its Annual Meeting of Stockholders on May 15, 2014.

(b)	The Company’s stockholders voted on the following proposals:

1.	Proposal 1. Election of four Directors.

For the election of the following persons to the Board of Zebra Technologies Corporation, consisting of one Class II Director with a term to expire in 2016 and three Class III Directors with terms to expire in 2017 or until their respective successors are duly elected and qualified:

Directors	For	Authority Withheld	Broker Non-Votes

Class II Director

Frank M. Modruson	40,517,639	996,666	4,812,675

Class III Directors

Anders Gustafsson	40,116,028	1,398,277	4,812,675

Andrew K. Ludwick	39,997,531	1,516,774	4,812,675

Janice Roberts	40,687,254	827,051	4,812,675

2.	Proposal 2. Advisory vote to approve the compensation of Named Executive Officers

Advisory vote to approve the following resolution: “Resolved, that the compensation of the named officers of Zebra Technologies Corporation, as disclosed pursuant to Item 402 of Regulation S-K, as described in and including the Compensation Discussion and Analysis - Executive Summary, Compensation, Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement, is approved by the stockholders of Zebra.”

For	Against	Abstain	Broker Non-Votes
38,956,945	2,013,443	543,917	4,812,675

3.	Proposal 3. Ratification of Appointment of Independent Auditors

To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2014.

For	Against	Abstain
44,131,022	2,172,173	23,785

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: May 20, 2014	By:	/s/ Jim L. Kaput
Jim L. Kaput
SVP, General Counsel and Corporate Secretary

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